SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT
                PURSUANT TO SECTION 13 OR 15(D) OF

               THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: (DATE OF EARLIEST EVENT REPORTED): February 1, 2006

                   COMMISSION FILE NO. 0-49915


                   MT Ultimate Healthcare Corp.
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      (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



             Nevada                                    88-0474056
  ---------------------------------          --------------------------------
   (STATE OR OTHER JURISDICTION OF          (IRS EMPLOYER IDENTIFICATION NO.)
   INCORPORATION OR ORGANIZATION)


          18301 VON KARMAN, SUITE 250, IRVINE, CA, 92612
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             (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                          (949) 260-0150
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                    (ISSUER TELEPHONE NUMBER)


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  (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




Item 4.02. NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED
           AUDIT REPORT OR COMPLETED INTERIM REVIEW.

On February 1, 2006, MT Ultimate Healthcare Corp. ("the Company") determined that it is likely that the Company will have to restate its financial statements for the year ended December 31, 2004 and that those financial statements should not be relied upon. The Company determination was based on
(i) action taken by the Public Company Accounting Oversight Board ("PCAOB") revoking the registration of the Company prior independent auditor, Clyde Bailey, P.C., due to violations of PCAOB rules and auditing standards and (ii) as part of its analysis of comments made by the staff (the "Staff") of the Securities and Exchange Commission (the "SEC") during the Staff review of a registration statement filed by the Company.

The Company has engaged Chisholm, Bierwolf & Nilson, LLC, its current independent registered public accounting firm, to re-audit its financial statements for the year ended December 31, 2004.

Until the re-audit is complete and the Company has either restated and reissued its results for the year ended December 31, 2004 or determined that no such restatement and reissue is warranted, investors, potential investors and other readers of the Company SEC filings are cautioned not to rely on the Company financial statements for the year ended December 31, 2004.

The Company intends to file the amended financial statements with the SEC as soon as possible after the completion of its re-audit, its analysis of the accounting issues raised by the Staff and its discussions with the Staff. The authorized officers of the Company have discussed with the Company independent registered public accounting firm the matters disclosed in this Report.


                            Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MT Ultimate Healthcare Corp.

February 9, 2006

/s/ David Walters
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David Walters
Chief Executive Officer